KINGSWAY ANNOUNCES SECOND QUARTER 2015 RESULTS

Toronto, Ontario (July 29, 2015) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the second quarter and six months ended June 30, 2015. All amounts are in U.S. dollars unless indicated otherwise.

Management Comments

Larry G. Swets, Jr., President and Chief Executive Officer, stated, “We continued to harvest gains from prior investments during the first half of 2015. The sale of ARS in April was truly a ‘win-win,’ as we were able to execute on our long-term value building strategy through a sale with continued potential upside for Kingsway in the form of future earnouts, while providing ARS with the platform it needed to achieve further growth. We were able to utilize gains from this sale and the buy-back of the Management Services Agreement from 1347 Property Insurance Holdings, Inc. to further improve our capital position.”

Mr. Swets continued, “The repayment of our KLROC debt represents another milestone in the turnaround of our Company, as we will save almost $2 million in cash debt service per year.  After having inherited $341.0 million of outstanding debt as of December 31, 2008, we now have only $90.5 million of remaining outstanding debt, in the form of trust preferred securities which do not begin to mature until 2032.

“Kingsway is now a much simpler company.  We own two warranty businesses and a non-standard automobile insurance business.  We have a significant and growing portfolio of attractive passive investments.  Our sale of ARS provides new resources to continue our merchant banking activities.  Finally, we have legacy holding company operating expenses which we continue to manage more efficiently.  Those four activities basically represent your investment in Kingsway and how you should evaluate us.  We believe most of the extraordinary, legacy, non-cash accounting items, such as the loss on deconsolidation we are reporting this quarter, should now be behind us.  We are now looking actively at options to leverage our considerable deferred tax asset in seeking fundamentally strong investment opportunities with asymmetric risk / reward profiles. We have never felt more confident about our future since your current management team joined the Company.”

Operating Results

The Company reported net income attributable to common shareholders of $1.8 million, or $0.09 per diluted share, in the second quarter of 2015, compared to a net loss attributable to common shareholders of $5.0 million, or $0.30 per diluted share, in the second quarter of 2014.

For the six months ended June 30, 2015, Kingsway reported net income attributable to common shareholders of $3.9 million, or $0.20 per diluted share, compared to a net loss attributable to common shareholders of $6.7 million, or $0.41 per diluted share, in the prior year period.

Following are highlights of Kingsway’s second quarter 2015 results. Operating (loss) income reflects the Company’s core operating activities, including its reportable segments, passive investment portfolio, merchant banking activities and corporate operating expenses.

•	Operating loss was $2.5 million for the second quarter of 2015 compared to income of $1.3 million for the second quarter of 2014.

◦	Insurance Underwriting segment operating loss was $0.5 million for the second quarter of 2015 compared to income of $0.3 million for the second quarter of 2014.

◦	Insurance Services segment operating loss was $0.1 million for the second quarter of 2015 compared to $0.2 million for the second quarter of 2014.

◦	Net investment income of $0.5 million was reported in the second quarter of 2015 compared to $0.3 million in the second quarter of 2014.

◦
Net realized gains of $0.1 million were reported in the second quarter of 2015 compared to $5.1 million in the second quarter of 2014, which was primarily from the liquidation of investments in the Company’s passive portfolio.

◦	Other operating income and expense was a net expense of $2.5 million in the second quarter of 2015 compared to $4.2 million in the second quarter of 2014.

•	Adjusted operating loss was $0.1 million in the second quarter of 2015 compared with income of $5.5 million in the second quarter of 2014.

•
Book value increased to $2.46 per share at June 30, 2015 from $2.12 per share at December 31, 2014. The Company also carries a valuation allowance, in the amount of $14.42 per share at June 30, 2015, against the deferred tax asset, primarily related to its loss carryforwards.

The following events occurred during the second quarter of 2015:

•
On April 1, 2015, the Company closed on the sale of its subsidiary, Assigned Risk Solutions Ltd. (“ARS”), to National General Holdings Corp. for $47 million in cash and potential future earnout payments. ARS is a managing general agent and third-party administrator licensed in twenty-two states with a primary focus on the assigned risk automobile market. As a result, ARS, previously disclosed as part of the Insurance Services segment, has been classified as a discontinued operation. The Company recorded a net gain on disposal of $11.3 million during the second quarter of 2015.

•	The Company repaid the C$15.8 million outstanding on its LROC preferred units due June 30, 2015.

•
During the second quarter, the Company’s controlling interest in Kingsway Linked Return of Capital Trust (“KLROC Trust”) was reduced to zero upon the Company’s repayment of its C$15.8 million outstanding on its LROC preferred units due June 30, 2015. As a result, the Company recorded a non-cash loss on deconsolidation of subsidiary of $4.4 million. This reported loss results from removing the net assets and accumulated other comprehensive loss of KLROC Trust from the Company’s Consolidated Balance Sheets. The deconsolidation reduced consolidated shareholders’ equity by $2.8 million at June 30, 2015.

•
On April 30, 2015, the Company distributed its Annual Letter to Shareholders. For a current review of the Company and a discussion of its plan to create and sustain long-term shareholder value, management invites you to review its Annual Letter to Shareholders, which may be accessed at the Company’s website or directly at http://bit.ly/kfs2014.

About the Company
Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation. The Company owns or controls stakes in several insurance industry assets and utilizes its subsidiaries, 1347 Advisors LLC and 1347 Capital LLC, to pursue opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”

Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenues:
Net premiums earned	$30,200	$28,755	$59,230	$60,675
Service fee and commission income	5,848	6,026	11,246	12,091
Net investment income	528	341	1,841	754
Net realized gains	53	5,091	53	5,130
Other-than-temporary impairment loss	—	—	(10)	—
Other income	2,514	2,286	10,871	4,560
Total revenues	39,143	42,499	83,231	83,210
Operating expenses:
Loss and loss adjustment expenses	24,187	21,794	46,140	42,855
Commissions and premium taxes	5,799	5,532	11,546	12,085
Cost of services sold	1,058	937	1,721	1,793
General and administrative expenses	10,175	11,066	21,751	22,990
Amortization of intangible assets	313	409	630	823
Contingent consideration expense	110	267	254	534
Impairment of asset held for sale	—	1,180	—	1,180
Total operating expenses	41,642	41,185	82,042	82,260
Operating (loss) income	(2,499)	1,314	1,189	950
Other expenses, net:
Interest expense	1,414	1,364	2,805	2,797
Foreign exchange losses (gains), net	760	(175)	1,152	41
Loss on change in fair value of debt	1,228	7,799	967	7,236
Loss on disposal of subsidiary	—	—	—	1,242
Loss on deconsolidation of subsidiary	4,420	—	4,420	—
Equity in net loss of investee	71	—	207	—
Total other expenses, net	7,893	8,988	9,551	11,316
Loss from continuing operations before income tax expense (benefit)	(10,392)	(7,674)	(8,362)	(10,366)
Income tax expense (benefit)	34	(1,059)	56	(999)
Loss from continuing operations	(10,426)	(6,615)	(8,418)	(9,367)
Income from discontinued operations, net of taxes	—	1,141	1,426	2,887
Gain on disposal of discontinued operations, net of taxes	11,259	—	11,259	—
Net income (loss)	833	(5,474)	4,267	(6,480)
Less: net (loss) income attributable to noncontrolling interests in consolidated subsidiaries	(1,064)	(558)	160	95
Less: dividends on preferred stock	82	82	163	135
Net income (loss) attributable to common shareholders	$1,815	$(4,998)	$3,944	$(6,710)
Loss per share - continuing operations:
Basic:	$(0.48)	$(0.37)	$(0.44)	$(0.58)
Diluted:	$(0.48)	$(0.37)	$(0.44)	$(0.58)
Earnings per share - discontinued operations:
Basic:	$0.57	$0.07	$0.64	$0.18
Diluted:	$0.57	$0.07	$0.64	$0.18
Earnings (loss) per share – net income (loss) attributable to common shareholders:
Basic:	$0.09	$(0.30)	$0.20	$(0.41)
Diluted:	$0.09	$(0.30)	$0.20	$(0.41)
Weighted average shares outstanding (in ‘000s):
Basic:	19,710	16,430	19,710	16,430
Diluted:	19,710	16,430	19,710	16,430

Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Investments:
Fixed maturities, at fair value (amortized cost of $58,403 and $56,000, respectively)	$58,733	$56,195
Equity investments, at fair value (cost of $21,346 and $16,579, respectively)	24,446	19,618
Limited liability investments	12,688	7,294
Other investments, at cost which approximates fair value	3,527	3,576
Short-term investments, at cost which approximates fair value	400	400
Total investments	99,794	87,083
Cash and cash equivalents	86,175	71,234
Investment in investee	1,904	2,115
Accrued investment income	703	141
Premiums receivable, net of allowance for doubtful accounts of $258 and $1,889, respectively	29,792	28,885
Service fee receivable, net of allowance for doubtful accounts of $247 and $247, respectively	1,115	964
Other receivables, net of allowance for doubtful accounts of $806 and $806, respectively	6,852	5,145
Reinsurance recoverable	1,505	3,652
Prepaid reinsurance premiums	91	8
Deferred acquisition costs, net	12,617	12,197
Income taxes recoverable	57	74
Property and equipment, net of accumulated depreciation of $12,261 and $15,751, respectively	5,795	5,975
Goodwill	10,078	10,078
Intangible assets, net of accumulated amortization of $5,395 and $4,765, respectively	15,350	15,980
Other assets	3,282	3,638
Assets held for sale	—	54,553
Total Assets	$275,110	$301,722
Liabilities and Shareholders' Equity

Liabilities:
Unpaid loss and loss adjustment expenses:
Property and casualty	$58,219	$63,895
Vehicle service agreements	2,975	2,975
Total unpaid loss and loss adjustment expenses	61,194	66,870
Unearned premiums	37,848	36,432
Reinsurance payable	557	525
LROC preferred units, at fair value	—	13,618
Subordinated debt, at fair value	42,324	40,659
Deferred income tax liability	2,880	2,837
Deferred service fees	34,696	35,096
Accrued expenses and other liabilities	40,728	35,836
Liabilities held for sale	—	21,653
Total Liabilities	220,227	253,526

Class A preferred stock, no par value; unlimited number authorized; 262,876 and 262,876 issued and outstanding at June 30, 2015 and December 31, 2014, respectively	6,377	6,330

Shareholders' Equity:
Common stock, no par value; unlimited number authorized; 19,709,706 and 19,709,706 issued and outstanding at June 30, 2015 and December 31, 2014, respectively	—	—
Additional paid-in capital	341,249	340,844
Accumulated deficit	(305,764)	(312,050)
Accumulated other comprehensive income	11,271	8,670
Shareholders' equity attributable to common shareholders	46,756	37,464
Noncontrolling interests in consolidated subsidiaries	1,750	4,402
Total Shareholders' Equity	48,506	41,866
Total Liabilities and Shareholders' Equity	$275,110	$301,722

Non-U.S. GAAP Financial Measures
Segment Operating (Loss) Income

Segment operating (loss) income represents one measure of the pretax profitability of Kingsway’s segments and is derived by subtracting direct segment expenses from direct segment revenues. Please refer to the section entitled “Non-U.S. GAAP Financial Measures” in the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for a detailed description of this non-U.S. GAAP measure.

Adjusted Operating (Loss) Income

Adjusted operating (loss) income represents another measure used by the Company to assess the profitability of the Company’s segments, its passive investment portfolio and its merchant banking activities. Adjusted operating (loss) income is comprised of segment operating (loss) income as well as net investment income, net realized gains, other-than-temporary impairment loss, equity in net loss of investee and net revenues of 1347 Advisors. A reconciliation of segment operating (loss) income and adjusted operating (loss) income to net income (loss) for the three and six months ended June 30, 2015 and 2014 is presented below:

(in thousands)	Three months ended June 30.		Six months ended June 30,
	2015	2014	2015	2014
Segment operating income (loss)	$(582)	$78	$(446)	$197
Net investment income	528	341	1,841	754
Net realized gains	53	5,091	53	5,130
Other-than-temporary impairment loss	—	—	(10)	—
Equity in net loss from investee	(71)	—	(207)	—
Revenues of 1347 Advisors, net of related outside professional and advisory expenses	(55)	3	5,939	3
Adjusted operating income (loss)	(127)	5,513	7,170	6,084
Corporate operating expenses and other (1)	(2,020)	(2,343)	(5,304)	(2,597)
Amortization of intangible assets	(313)	(409)	(630)	(823)
Contingent consideration expense	(110)	(267)	(254)	(534)
Impairment of asset held for sale	—	(1,180)	—	(1,180)
Interest expense	(1,414)	(1,364)	(2,805)	(2,797)
Foreign exchange gains (losses), net	(760)	175	(1,152)	(41)
Loss on change in fair value of debt	(1,228)	(7,799)	(967)	(7,236)
Loss on disposal of subsidiary	—	—	—	(1,242)
Loss on deconsolidation of subsidiary	(4,420)	—	(4,420)	—
Loss from continuing operations before income tax (expense) benefit	(10,392)	(7,674)	(8,362)	(10,366)
Income tax (expense) benefit	34	(1,059)	56	(999)
Loss from continuing operations	(10,426)	(6,615)	(8,418)	(9,367)
Income from discontinued operations, net of taxes	—	1,141	1,426	2,887
Gain on disposal of discontinued operations, net of taxes	11,259	—	11,259	—
Net income (loss)	$833	$(5,474)	$4,267	$(6,480)

(1)	Corporate operating expenses and other includes corporate operating expenses, stock-based compensation expense and non-cash expenses related to the consolidation of KLROC Trust.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2014 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about Kingsway, including a copy of its 2014 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through the Company’s website at www.kingsway-financial.com.